SETTLEMENT AND RELEASE AGREEMENT

     THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of May 1, 2002, by and between Deutsche Financial Services Corporation, a Nevada corporation ("DFS"), and Colmena Corp., a Delaware corporation, ("Colmena") (collectively the "Parties").

                                    Recitals:

     WHEREAS,

A. DFS and Business Technology Systems, Inc. (" Borrower") entered into that certain Agreement For Wholesale Financing (Security Agreement-Arbitration) dated on or about February 26, 1997, as amended, whereby Borrower agreed to pay DFS any and all indebtedness owing by virtue of advances made by DFS on behalf of Borrower for its acquisition of inventory (collectively, the "Financing Agreement").

B. Borrower's obligations and liabilities to DFS were guaranteed by Colmena, Ila Sethi, Madhu Sethi, and Richard C. Peplin, Jr. pursuant to certain guaranty agreements dated August 5, 1997 by Ila Sethi and Madhu Sethi, dated May 1, 1998 by Richard C. Peplin, Jr. (collectively, the "Individual Guarantors"), and dated May 1, 1998 by Colmena. The Colmena guaranty will be referred to as the "Guaranty".

C. On or about August 26, 1998, following a default under the Financing Agreement and Guaranty, DFS, Colmena and the Individual Guarantors executed an Extension Agreement ("Extension Agreement") and Consent Arbitration Award ("Award").

D. Following a default under the Extension Agreement, DFS sought issuance of the Award by an arbitrator against Borrower, Colmena, and Richard C. Peplin, Jr. The arbitrator issued an Award in favor of DFS on or about
     October 8, 1999, in the aggregate principal sum of $348,858.39 plus interest charges at the per annum rate of Prime plus 6.5% from August 1, 1998 (collectively, the "Debt"). Colmena has disputed the validity of the Award.

E. As of the date hereof, Borrower's obligations t DFS pursuant to the Financing Agreement and Award remain in default, and Borrower has failed to cure such default.

F. In order to avoid the costs and uncertainties of continued litigation in this matter, the Parties deem it in their best interests to enter into this Agreement.

     NOW THEREFORE, in consideration of the premises, the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DFS and Colmena agree as follows:

1.   MUTUAL RELEASES.

     Subject to the timely performance of their obligations under this Agreement and excluding the obligations created by this Agreement, the Parties and each of their predecessors, successors, assigns, officers, directors, employees, agents, representatives, subsidiaries, divisions, attorneys, affiliates and all persons acting by, through, under or in concert with them, or any of them, hereby release and forever discharge each other and

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     each of each other's  predecessors,  successors,  assigns, past and present
     officers,  directors,   employees,  agents,   representatives,   attorneys,
     subsidiaries, divisions, affiliates and all persons acting by, through, under or in concert with them, from any and all actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs, and
     expenses  of  any  nature  whatsoever,   known  or  unknown,  suspected  or
     unsuspected, fixed or contingent, which they now have, own or hold or claim to have, own or hold or at anytime heretofore had, owned or held, or claim to have, owned, or held, or may hereafter have, own or hold or claim to have, own or hold, arising out of the conduct or matters occurring prior to the date hereof relating to DFS' extension of credit to Borrower. DFS' release of Colmena expressly excludes Richard C. Peplin, Jr., one of the Individual Guarantors. By executing this release, Colmena in no way waives its rights to seek indemnification and/or contribution from Borrower or any of the Individual Guarantors.

2.    Colmena Obligations.

     A. Colmena will pay DFS the amount of Twenty Thousand Dollars ($20,000.00) ("Initial Payment Amount") to be received by DFS on or before 5pm C.S.T. on May 15, 2002. Payment will be in the form of a company check.

     B Colmena will additionally pay to DFS the sum of $80,000.00 plus interest at the per annum rate of U.S. Prime from May 1, 2002 (the "Note Amount"). Colmena shall remit the sum of $2,500.00 on or before the 15th day of each month for a period of thirty-two (32) months, beginning June 15, 2002. In addition to the $2,500.00 monthly payment called for herein, should the quarterly operating cash flow of Colmena as presented in the financial statements filed by Colmena with the Securities and Exchange Commission ("SEC") exceed $7,500.00, Colmena shall remit to DFS an additional principal payment in an amount equal to 10% of the operating cash flow in excess of $7,500.00 ("Cash Flow Payment"), which Cash Flow Payments shall be applied against the Note Amount as provided herein. The Cash Flow Payment shall be paid to DFS on or before the 60th day following each calendar quarter until the Note Amount is paid in full. Interest on the Note Amount shall be calculated by DFS for each month using the U.S. Prime rate published by JPMorganChase on the last business day of that month. Interest charges will be paid by the 15th day of each month for interest accrued for the prior month in addition to the payments called for herein. All payments called for herein shall be made by Colmena for receipt by DFS at its lockbox located at 2053 Collections Center Drive, Chicago, Illinois 60693. The Debt, including interest charges accrued through the date of the last billing cycle, will be paid in full no later than January 15, 2005. All payments will be first applied to accrued interest and then to principal.

     (c) Within ten (10) business days following the effectiveness of an increase in Colmena's capitalization by its shareholders, whose Annual Meeting is currently scheduled for May 10, 2002, Colmena will issue to DFS 2,500,000 shares of restricted common stock of Colmena (the "Shares") and provide a stock certificate therefor. Colmena hereby grants transferable piggyback registration rights with respect to the Shares, as provided more fully below in Paragraph 3.




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3.   Registration Of Shares.

     Upon the filing of a Registration Statement by Colmena with the SEC under the Securities Act of 1933 (the "Securities Act") whereby Colmena shall seek to register any shares of its common stock (the "Registration Statement"), Colmena shall include the Shares in such filing and use its best efforts to cause the Registration Statement to become and continue to remain effective.

         a. The Registration Statement shall envision the registration of Shares for resale by DFS, provided, however, that in conjunction with any such registration, DFS must comply with any reasonable restrictions on sales of the registered securities generally required by an underwriter of securities included in such Registration Statement, provided further that any such restrictions apply pro rata to all other shares included in such Registration Statement.

         b. Colmena will utilize its best efforts to keep current and supplement as needed any information or filings necessary for a one (1) year period subsequent to the execution of this Agreement in order to make it possible for DFS to sell its Shares during this time period.

         c. Colmena will furnish copies of any prospectus it maintains that DFS may request.

         d. Colmena expressly covenants to pay any and all expenses incurred as a result of the preparation and filing of any Registration Statements, but not any selling expenses, legal fees or commissions which DFS may incur.

         e. Colmena covenants to immediately notif DFS at any time when a prospectus relating to the resale of the Shares by DFS is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         f. Colmena will provide any information o legal opinion of counsel as may be reasonably requested by any underwriter or broker of a DFS sale of Shares.

4.       Representations and Warranties

(a)   Colmena represents and warrants to DFS as follows:

      (i) Colmena is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage.

      (ii)     All  corporate  action  on the  part of  Colmena,  its  officers,
               directors and  stockholders  necessary  for  the   authorization,



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               execution and delivery of this  Agreement and the  performance of all Colmena obligations hereunder and thereunder has been taken or will be taken as agreed herein. This Agreement constitutes the valid and legally binding obligation of Colmena enforceable against Colmena in accordance with its terms.

      (iii) All of the Shares when delivered shall have been duly authorized, validly issued, fully paid and non-assessable.

      (iv)     The Shares will free and clear of all liens or encumbrances.

      (v) No consent of any other party including without limitation shareholders or creditors of Colmena and no consent, authorization, approval or other action and no notice to or filing with any governmental authority or regulatory body except as required hereunder is required either for the execution, delivery or performance of this Agreement by Colmena, except as expressly stated herein.

(b)   DFS represents  and warrants to Colmena as follows:

      (i) DFS is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage.

      (ii) DFS confirms that an investment in the Shares involves a high degree of risk, and it is able (i) to bear the economic risk of this investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment.


      (iii) DFS hereby represents that DFS, by reason of DFS' business or financial experience, has the capacity to protect DFS' own interests in connection with the transactions contemplated by this Agreement.

      (iv) DFS hereby acknowledges that in connection with the acquisition of the Shares DFS has been furnished by Colmena with all information regarding Colmena which DFS or its representative has requested, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of Colmena concerning the terms and conditions of the Shares and the affairs of Colmena and has received any additional information which such DFS or its representative has requested.

      (v) DFS has relied solely upon its own independent investigation and Colmena's representations in this Agreement in making the decision to acquire the Shares. To the extent deemed necessary or advisable by it, DFS has retained, at the sole expense of DFS, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the acquisition of the Shares.

      (vi) DFS hereby acknowledges that the offer and sale of the Shares has not been reviewed by the SEC or any state regulatory authority, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act. DFS shall not sell or otherwise transfer the Shares unless a subsequent disposition is registered under the Securities Act in accordance with this Agreement or is exempt from such registration.

      (vii) DFS understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon DFS' investment intention. In this connection, DFS hereby represents that it is acquiring the Shares for its own account for investment and not with a view toward the resale or distribution to others or for resale, except in accordance with applicable securities laws.

      (viii) DFS understands that unless and until the Shares are registered, the Shares are subject to significant limitations on resale under


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



               applicable securities laws. DFS understands that reliance upon Rule 144 under the Securities Act for resale of the Shares requires, among other conditions, a one-year holding period prior to the resale (such resale after such one-year holding period being further subject to sales volume limitations).

      (ix) DFS consents to the placement of a legend, or substantial equivalent thereof, set forth below on any certificate or other document evidencing the Shares, until such time as a Registration Statement registering the Shares becomes effective.

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE,
                    PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

5.       Governing Effect.

     To the extent that the terms and provisions of the Financing Agreement, Guaranty, or any other agreement between DFS and Colmena shall be inconsistent with the provisions of this Agreement, the provisions of this Agreement shall govern.

6.         Events of Default.

     The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement: (a) the failure of either Party to comply with the terms, covenants, agreements and conditions of this Agreement, except as expressly modified or waived herein; (b) if any representation or warranty made herein shall be incorrect in any material respect.

7.         Survival.

     This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and there respective successors and assigns. Each and every one of the obligations and undertakings of the Parties herein shall be continuing obligations and undertakings and shall not cease and terminate until all of the obligations and undertakings set forth herein shall have been fully paid, performed and discharged as specified herein.

8.         Consultation;

     Consideration. The Parties hereby acknowledge that they have each had the benefit of consultation with their respective legal counsel concerning this Agreement. The parties further agree that the consideration each of them has given for this Agreement is reasonably equivalent in value and therefore constitutes adequate consideration.

9.       Attorney Fees.

     In the event that this Agreement or any provision hereof shall be enforced by an attorney, whether in-house or retained by a party hereto, whether by suit or otherwise, the reasonable fees and costs of such attorney shall be paid by


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



the party who breaches or defaults hereunder, including reasonable fees and costs incurred upon appeal or in bankruptcy court.

10.      Assignment.

     Colmena may not assign its rights or delegate the performance of its duties, obligations and undertakings hereunder without the express written consent of DFS, which consent shall not be unreasonably withheld.

11.      Notices.

     All notices shall be in writing and shall be deemed to have been sufficiently given or served when presented personally, sent by facsimile, Federal Express, or deposited in the United States mail, by registered or certified mail, to the address of the Parties and their counsel below. Such addresses may be changed by notice to the other party given in the same manner as above provided. Any notice given hereunder shall be deemed given as of the date delivered.

         Deutsche Financial Services Corporation
         Attention: Christopher J. Wohlert
         625 Maryville Centre Drive, 3rd Floor
         St. Louis, MO 63141
         Facsimile: 314-317-1909

         With a copy to:
         Deutsche Financial Services Corporation
         655 Maryville Centre Drive
         Saint Louis, MO 63141
         Attention:  General Counsel
         Facsimile: 314-523-3190

         If to Colmena:
         Colmena Corp.
         Attention: General Counsel or Chief Administrative Officer 5185 Southeast 20th Street
         Ocala, FL 34471 Facsimile: 352-694-1325

12.      Severability.

     If any term or provision of this Agreement shall, to any extent, be determined by an arbitrator or a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

13.      Captions.

     The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

14.      Governing Law.

     This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Missouri.

15.      Counterparts.

     This Agreement may be executed in any number of counterparts, each or any of which may be facsimile signatures, and each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together


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shall constitute only one instrument.

16.      Entire Agreement.

     This Agreement constitutes the entire understanding and agreement between the Parties hereto and supersedes all prior agreements, representations or understandings between them relating to the Debt. All preceding agreements between the Parties relating to such Debt, whether written or oral, are hereby merged into this Agreement.

17.      Further Action.

     The parties hereby agree to execute and deliver such additional documents and to take further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

18.      Recitals.

     The above recitals are true and correct in all respects and incorporated herein by reference.


     THIS AGREEMENT has been executed to be effective as of the day and year first above written.


Deutsche Financial Services Corporation

     By:/s/ R. C. Goldman /s/

     Print name: Richard C. Goldman

     Its: Executive Vice President

Colmena Corp.


      By: /s/ Edward C. Dmytryk /s/

      Edward C. Dmytryk

      Its: President & Chief Executive Officer




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                                 ACKNOWLEDGMENT

STATE OF FLORIDA       )
                       )  ss:
COUNTY OF Palm Beach   )

     On the 10th day of May, 2002, before me personally came, , who being by me duly sworn, did depose and say that he is the Chief Executive Officer of Colmena Corp., known to me to be the officer who executed the within Agreement on behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated.

/s/ Charles J. Scimeca /s/
------------------------------------
Notary Public - State of Florida

My commission expires: 08/26/04





                                 ACKNOWLEDGMENT

STATE OF MISSOURI      )
                       )  ss:
COUNTY OF St. Louis    )

     On the 7th day of May, 2002, before me personally came, Richard C. Goldman, who being by me duly sworn, did depose and say that s/he is the Executive Vice President of Deutsche Financial Services Corporation, known to me to be the officer who executed the within Agreement on behalf of said corporation, and acknowledged to me that they executed the same for the purposes therein stated.


/s/ Esther F. Stanley /s/
-------------------------
Notary Public

My commission expires: May 11, 2004



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